UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Dycom Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Banyan Blvd., Suite 1101

West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 23, 2025 (the “Closing Date”), Dycom Industries, Inc. (the “Company”) completed its previously announced acquisition contemplated by that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of November 18, 2025, by and among the Company, Power Solutions, LLC (“Power Solutions”) and Project Eastern Shore, LLC (“Seller”), and acquired all of the outstanding ownership of Power Solutions. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Purchase Agreement.

At the closing of the acquisition, following certain adjustments made in accordance with the Purchase Agreement, the Company paid an amount of approximately $1.6 billion in cash and issued 1,011,069 shares of common stock, par value $0.33 1/3 per share, of the Company (“Common Stock”) to Seller. The number of shares of Common Stock constituting the stock portion of the consideration paid on the Closing Date and issued to Seller was determined by dividing $292,500,000 (15% of the base price) by the 10-day volume weighted average price of Common Stock prior to the signing of the Purchase Agreement. The cash portion of the consideration is subject to further post-closing adjustments based on the final determination of cash, debt, net working capital, and unpaid transaction expenses as of the closing as set forth in the Purchase Agreement. The post-closing purchase price adjustment will only be settled in cash and not Common Stock.

The description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Amended and Restated Credit Agreement

On the Closing Date, the Company, the guarantors party thereto, the lenders named therein and Bank of America, N.A., as administrative agent (the “Administrative Agent”), swingline lender and L/C issuer, amended and restated that certain Second Amended and Restated Credit Agreement, dated as of May 15, 2024 (the “Existing Credit Agreement”, and, the Existing Credit Agreement, as so amended and restated, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement, among other things, (i) establishes a $600.0 million 364 day senior secured bridge loan facility (the “Bridge Facility”), (ii) extends the scheduled maturity date of the existing senior secured term loan A facility (the “Term Loan A Facility”) and senior secured revolving credit facility (the “Revolving Credit Facility”) from January 15, 2029 to December 23, 2030, (iii) increases the commitments under the Revolving Credit Facility from $650.0 million to $800.0 million, (iv) increases the Term Loan A Facility from $440.0 million to $1,540 million and (v) adjusts certain other terms and basket capacities as described therein. The Revolving Credit Facility contains a $225.0 million sublimit for the issuance of letters of credit and a $50.0 million sublimit for swingline loans. Subject to certain conditions, the Amended and Restated Credit Agreement provides the Company the ability to enter into one or more incremental facilities, either by increasing the revolving commitments or term commitments thereunder and/or in the form of additional classes of term loans, in each case in an amount not to exceed the sum of (i) the greater of (A) $927.0 million and (B) 100% of consolidated EBITDA as of the most recently ended four fiscal quarter period, plus (B) additional amounts such that, after giving effect to such incremental facilities on a pro forma basis (assuming that the amount of the incremental commitments is fully drawn and funded), the consolidated senior secured net leverage ratio does not exceed 3.50:1.00.

Borrowings under the Amended and Restated Credit Agreement (other than swingline loans) will bear interest at a rate equal to either (a) term SOFR plus an applicable margin, or (b) the Administrative Agent’s base rate plus an applicable margin. The Administrative Agent’s base rate is described in the Amended and Restated Credit Agreement as the highest of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate, and (iii) term SOFR for a one-month period plus 1.00%.

In the case of the Bridge Facility, the applicable margin as of the Closing Date for (x) term SOFR loans will be 1.75% and (y) base rate loans will be 0.75%, in each case, subject to a 0.25% increase on each 90-day anniversary of the Closing Date. In the case of the Term Loan A Facility and Revolving Credit Facility, the applicable margin is based on the Company’s consolidated net leverage ratio. In addition, the Company will pay a fee for unused revolver balances based on the Company’s consolidated net leverage ratio. Until the delivery of a compliance certificate for the fiscal quarter ending August 1, 2026, (x) the applicable margin for term SOFR loans will be 1.75%, (y) the applicable margin for base rate loans will be 0.75% and (z) the commitment fee for unused revolver balances will be 0.35%. Swingline loans will bear interest at a rate equal to the Administrative Agent’s base rate plus an applicable margin based upon the Company’s consolidated net leverage ratio.

The Amended and Restated Credit Agreement’s financial covenants, measured as of the last day of each fiscal quarter, require (i) the Company to maintain a consolidated net leverage ratio of not greater than (A) until the last day of the first fiscal quarter ending after the second anniversary of the Closing Date, 4.50:1.00, and (B) thereafter, 4.00:1:00 (the “Leverage Based Covenant”) and (ii) the Company to maintain a consolidated interest coverage ratio above 2.50:1.00. The Amended and Restated Credit Agreement provides for certain increases to the Leverage Based Covenant on the terms and conditions specified therein in connection with permitted acquisitions.

As of the effective time of the Amended and Restated Credit Agreement, there were no borrowings outstanding under the Revolving Credit Facility and the Term Loan A Facility and Bridge Facility were fully drawn to refinance the amounts outstanding under the Existing Credit Agreement and to pay the cash consideration for the acquisition of Power Solutions. All outstanding letters of credit under the Existing Credit Agreement were transferred to the Amended and Restated Credit Agreement.

The description of the Amended and Restated Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of its acquisition of Power Solutions, which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

The financial statements required by this Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by amendment not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1+	Unit Purchase Agreement, dated November 18, 2025, by and between Dycom Industries, Inc., Project Eastern Shore, LLC, and Power Solutions, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed with the Securities and Exchange Commission on November 19, 2025)

10.1+	Amended and Restated Credit Agreement, dated December 23, 2025, among Dycom Industries, Inc. as the Borrower, the guarantors party thereto, the lenders named therein and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, and the other parties named therein

99.1	Press Release, dated December 23, 2025

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

+

Schedules have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the acquisition of Power Solutions by the Company, statements about the potential benefits of the acquisition, statements regarding estimates and forecasts of financial and performance metrics, revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, other performance metrics, projections of market opportunity, expected management and governance of the Company. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this report. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes in government policies and laws affecting our business, including related to funding for infrastructure projects and tariff policies or changes to tax laws, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for credit losses, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, potential liabilities or other adverse effects arising from occupational health, safety, and other regulatory matters, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Risks and uncertainties relating to the Power Solutions acquisition include, but are not limited to, risks associated with acquisitions generally; the ability to identify and recognize the anticipated benefits of the acquisition, expectations and synergies; the amount of the costs, fees, expenses and charges related to the acquisition; and the ability of the Company and Power Solutions to successfully integrate their businesses and related operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2025	DYCOM INDUSTRIES, INC.

	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: Senior Vice President, General Counsel and Corporate Secretary